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                                                                    EXHIBIT 12.1

                          PATINA OIL & GAS CORPORATION

  COMPUTATION OF RATIO OF EARNINGS TO COMBINED CHARGES AND PREFERRED DIVIDENDS
                                  (UNAUDITED)


                                                                                                           SIX MONTHS
                                                             YEAR ENDED DECEMBER 31,                     ENDED JUNE 30,
                                                ---------------------------------------------------     ---------------
                                                 1991        1992       1993        1994       1995      1995      1996
                                                -----       -----      -----       -----      -----     -----     -----
 Income (loss) before taxes  . . . . . .        4,691      10,574     20,831       4,539     (3,222)     (990)   (2,255)

 Interest expense  . . . . . . . . . . .        1,558       1,771      2,362       3,869      5,409     2,702     4,922
                                                -----       -----      -----       -----      -----     -----     -----
 Earnings before fixed charges . . . . .        6,249      12,345     23,193       8,408      2,187     1,712     2,667
                                                =====      ======     ======       =====      =====     =====     =====
 Fixed charges:
         Interest expense  . . . . . . .        1,558       1,771      2,362       3,869      5,409     2,702     4,922
         Preferred stock dividends   . .           --          --         --          --         --        --        --
                                                -----       -----      -----       -----      -----     -----     -----
 Total fixed charges . . . . . . . . . .        1,558       1,771      2,362       3,869      5,409     2,702     5,632
                                                =====      ======     ======       =====      =====     =====     =====
 Ratio of earnings to fixed charges  . .         4.01        6.97       9.82        2.17       0.40      0.63      0.47
                                                =====      ======     ======       =====      =====     =====     =====
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